UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

IDENTIV, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Identiv Announces Change to Virtual Annual Meeting of Stockholders

FREMONT, Calif. — May 18, 2020 — Identiv, Inc. (NASDAQ: INVE), a global provider of physical security and secure identification, today announced that the location of its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) has been changed. Due to the ongoing public health impact of the COVID-19 pandemic and in order to prioritize the health and wellbeing of the Company’s stockholders, employees, and other meeting participants, the Company will host its Annual Meeting solely by means of remote communication. The Annual Meeting will be held virtually via a live webcast at virtualshareholdermeeting.com/INVE2020, rather than in person. As previously announced, the Annual Meeting will be held on June 1, 2020 at 8 AM PT (11 AM ET).

Stockholders of record as of the close of business on April 3, 2020, or those who hold a legal proxy for the meeting provided by a broker, bank, or nominee are entitled to participate in the Annual Meeting. Such stockholders will need the 16-digit control number found on their proxy card, voting instruction form, or notice previously received. Stockholders holding shares in the name of a broker, bank, or other nominee will need to contact their broker, bank, or other nominee for assistance with their 16-digit control number.

The format of the Annual Meeting will ensure that stockholders are afforded the opportunity to participate in the meeting, including voting during the Annual Meeting by following the instructions available on the meeting website. Stockholders participating in the Annual Meeting will also be able to submit written questions to be addressed at the meeting, subject to the meeting’s rules and procedures for conduct.

For information regarding how stockholders may access the Annual Meeting, please also refer to the Investors section on the Company’s website at identiv.com/investors/agm.

The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in meeting location and may continue to be used to vote shares in connection with the Annual Meeting. If a stockholder has already voted or submitted a proxy, no additional action is required at the Annual Meeting to vote.

About Identiv

Identiv, Inc. is a global provider of physical security and secure identification. Identiv’s products, software, systems, and services address the markets for physical and logical access control, video analytics, and a wide range of RFID-enabled applications. Customers in the government, enterprise, consumer, education, healthcare, banking, retail, and transportation sectors rely on Identiv’s access and identification solutions. Identiv’s mission is to secure the connected physical world: from perimeter to desktop access, and from the world of physical things to the Internet of Everything. Identiv is a publicly traded company and its common stock is listed on The NASDAQ Stock Market LLC in the U.S. under the symbol “INVE.” For more information, visit identiv.com.

Investor Relations Contact:

Matt Glover and Charlie Schumacher

Gateway Investor Relations

+1 949-574-3860

IR@identiv.com

Media Contact:

press@identiv.com